Columbia Funds Series Trust I - Semi-annual N-SAR report for the period ending 01/31/12

CMG Ultra Short Term Bond Fund
(the "Fund")


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                                                                 EXHIBIT 77D

Item 77D/77Q1(b) - Policies with Respect to Securities Investments:

On November 23, 2011, a Form Type 485(B)POS, accession number 0001193125-11-320811, an amendment to the registration statement of Columbia Funds Series Trust I, was filed with the SEC. This is hereby incorporated by reference as part of the response to Items 77D and 77Q1(b) of Form N-SAR. The amended registration statement disclosed, among other things, certain changes that were made to the principal investment strategies of the Fund.